Exhibit 99.1

CareTrust REIT Announces Fourth Quarter and Full Year 2019 Operating Results

Conference Call Scheduled for Friday, February 21, 2020 at 1:00 pm ET
SAN CLEMENTE, Calif., February 20, 2020 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter and year ended December 31, 2019, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net income of $20.7 million and net income per diluted weighted-average common share of $0.22;

•	Normalized FFO of $32.5 million and normalized FFO per diluted weighted-average common share of $0.34;

•	Normalized FAD of $34.1 million and normalized FAD per diluted weighted-average common share of $0.36; and

•	A net debt-to-normalized EBITDA ratio of 3.3x, and a net debt-to-enterprise value of 21%, each as of quarter-end.

Record Year for Investments

”We are pleased to report results in line with our 2019 guidance, following the completion of the necessary portfolio changes we announced in the second half of 2019,” said Greg Stapley, CareTrust's Chairman and Chief Executive Officer. “Since highlighting those issues in the third quarter, we have successfully transitioned two small portfolios to new tenants, completed two asset sales, had one loan paid in full, closed on a previously-announced acquisition and begun redeploying the capital that was returned,” he said. Mr. Stapley noted that following these changes, the Company’s portfolio is performing as expected, but management remains vigilant. “We have a couple of tenants who remain on our watchlist, and we are staying close to them and their operations as they work to achieve the potential that’s there,” he added.

Mr. Stapley also highlighted the Company’s best-ever investment volume in 2019. He reported that CareTrust closed on a record $341 million in new investments during 2019, at an average initial cash yield of 8.8%. “I can’t say enough about our team’s performance, as they navigated difficult waters but still never missed a beat on the growth front,” he said. He concluded by adding that, with leverage at approximately 3.3x net debt-to-normalized EBITDA, the Company’s balance sheet is well-positioned for additional growth in 2020.

Financial Results for Quarter and Year Ended December 31, 2019
Chief Financial Officer Bill Wagner reported that, for the fourth quarter, CareTrust generated net income of $20.7 million, or $0.22 per diluted weighted-average common share, normalized FFO of $32.5 million, or $0.34 per diluted weighted-average common share, and normalized FAD of $34.1 million, or $0.36 per diluted weighted-average common share. “We are pleased to be delivering a quarter-over-quarter increase in both normalized FFO and normalized FAD while simultaneously maintaining industry-low leverage and positioning CareTrust for future growth,” said Mr. Wagner.
For the full year 2019, Mr. Wagner reported that CareTrust generated net income of $46.4 million, or $0.49 per diluted weighted-average common share, normalized FFO of $127.2 million, or $1.36 per diluted weighted-average common share, and normalized FAD of $131.9 million, or $1.41 per diluted weighted-average common share.

Mr. Wagner reported that the full year GAAP financial results were impacted by several restructuring efforts simultaneously undertaken by the Company in the third quarter. “The changes we made resulted in total impairments of $16.7 million, adjustments and write-offs of straight-line and other rent of $11.8 million, and a provision for loan loss of $1.1 million,” he said. “These one-time adjustments were a necessary part of our hands-on asset management philosophy, and we expect that the longer-term benefit of this quarter’s changes is a stronger and much more predictable platform to grow from in 2020,” he added.
Liquidity
Discussing the Company’s balance sheet, Mr. Wagner reported that, as of quarter end, CareTrust’s net debt-to-normalized EBITDA ratio was approximately 3.3x and its net debt-to-enterprise value was approximately 21%. “Our current debt levels continue to be well under management’s stated target leverage range of 4.0x to 5.0x net debt-to-normalized EBITDA, allowing us substantial optionality with respect to how we choose to fund significant growth going forward,” he said.

Mr. Wagner also reported that the Company’s $300 million at-the-market equity program or “ATM” still has the full $300 million in authorization available, allowing the Company to raise additional capital in the equity markets as needed. “Although we did not need to use the new ATM authorization in 2019, the ATM remains a powerful tool in our growth-funding toolbox, and demand for shares has been gratifying,” he said.
2020 Guidance Updated
The Company updated its guidance for 2020, with Mr. Wagner projecting on a per-diluted weighted-average common share basis net income of approximately $0.76 to $0.78, normalized FFO of approximately $1.32 to $1.34, and normalized FAD of approximately $1.38 to $1.40. He noted that the 2020 guidance was revised downward from the guidance given last November due primarily to the unexpected December payoff of the Providence mortgage loan and some additional early loan payoffs anticipated in 2020, as well as a projected increase in general and administrative expense in connection with some planned hiring in the year. He stated that the guidance is based on a diluted weighted-average common share count of 95.6 million shares, includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 1.75% CPI-based rent escalators under CareTrust's long-term net leases.
Portfolio Changes in the Quarter and Since
On October 1, 2019, CareTrust acquired a 70-bed skilled nursing facility in Modesto, California, and a 99-bed skilled nursing and 72-unit assisted living campus in Sacramento, California. The facilities were both leased to Kalesta Healthcare, LLC. The total initial investment for the two assets was approximately $22.8 million inclusive of transaction costs. Scheduled cash rent for the first two years is approximately $3.9 million, with CPI-based escalators thereafter.
On November 1, 2019, CareTrust replaced former tenant Priority Life Care, LLC in a portfolio of seven assisted living facilities located in Florida, Maryland, Indiana and Wisconsin. The new operator is Noble Health Services. David Sedgwick, CareTrust’s Chief Operating Officer, reported that there was no rent leakage in connection with the replacement of the former tenant.
On December 20, 2019, existing CareTrust tenant and borrower, the Providence Group, prepaid in full a $12.5 million mortgage loan that was secured by their Del Rosa Villa skilled nursing facility in San Bernardino, California. The prepaid mortgage loan had carried an interest rate of 9.0% and was not due until October 2020.
Subsequent to year end, CareTrust completed the previously announced purchase of Cascadia of Boise, a newly-constructed 99-bed skilled nursing facility in Boise, Idaho. The Boise facility, which was developed and opened by Cascadia Healthcare, became the 13th facility under CareTrust’s master lease with Cascadia. CareTrust’s total initial investment was approximately $18.7 million inclusive of transaction costs. The Company paid $15.0 million after receiving back its initial investment of $2.3 million and cumulative contractual preferred return through January 17, 2020, the acquisition date, of $1.4 million, of which $0.7 million was recognized as interest income during the year ended December 31, 2019. Annual cash rent under the Cascadia master lease increased by approximately $1.7 million. CareTrust funded the acquisition from cash on hand, borrowings under the unsecured revolving credit facility and a credit for CareTrust’s original equity investment in the facility and preferred returns thereon.
On February 12, 2020, CareTrust acquired Barton Creek Senior Living, a 62-unit assisted living facility located on the campus of Lake View Hospital in Bountiful, Utah. The Barton Creek facility was added to CareTrust’s existing master lease with senior housing operator Bayshire, LLC, marking CareTrust’s second investment with Bayshire. CareTrust's total investment was approximately $7.4 million inclusive of transaction costs. Annual cash rent under the Bayshire master lease increased by approximately $600,000. CareTrust funded the off-market transaction using a combination of cash on hand and borrowings under the unsecured revolving credit facility.
On February 14, 2020, CareTrust closed on the sale of the six Metron skilled nursing facilities which were held for sale as of December 31, 2019. In connection with the sale for $36.0 million, CareTrust received $3.5 million in cash and provided the purchaser with a short-term mortgage loan secured by the six properties for $32.4 million. The mortgage loan bears interest at 7.5% and has a maturity date of March 31, 2020.  CareTrust does not expect to record a material gain or loss in connection with the sale.
Publication of ESG Policies
On February 20, 2020, CareTrust published to its website a number of new governance policies relating to corporate responsibility. Mr. Stapley said, “While our first priority will always be the creation of long-term value for shareholders, we believe that sustainable development practices and consistent attention to social and governance priorities will help enhance that value over time.” He noted that many of the policy statements simply memorialize CareTrust’s existing practices and philosophies, codifying them in a comprehensive set of ESG policies and programs that address concerns such as human rights and climate change.
“As a healthcare-focused real estate investment trust, our assets are an integral part of the overall healthcare delivery continuum in the communities we serve,” said Mr. Stapley. He pointed out, however, that CareTrust’s “triple-net” tenants have full control and operational responsibility over the Company’s real estate. “As a triple-net landlord, we must work cooperatively with our tenants to make the kinds of changes that other landlords can make unilaterally,” he said. Information about the Company’s ESG initiatives is available on the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com.

Dividend Declared
During the quarter, CareTrust declared a quarterly dividend of $0.225 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 66% based on the fourth quarter 2019 normalized FFO, and 63% based on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.
Conference Call

A conference call will be held on Friday, February 21, 2020, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss fourth quarter and full year 2019 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 2368044. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (ii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the ability to reposition the Company's properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, as well as any obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter and year ended December 31, 2019 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Rental income	$41,620	$36,217	$155,667	$140,073
Tenant reimbursements	—	2,950	—	11,924
Independent living facilities	713	864	3,389	3,379
Interest and other income	1,895	330	4,345	1,565
Total revenues	44,228	40,361	163,401	156,941
Expenses:
Depreciation and amortization	13,063	11,539	51,822	45,766
Interest expense	6,916	6,678	28,125	27,860
Property taxes	741	2,950	3,048	11,924
Independent living facilities	666	738	2,898	2,964
Impairment of real estate investments	—	—	16,692	—
Provision for loan losses	—	—	1,076	—
General and administrative	3,740	2,917	15,158	12,555
Total expenses	25,126	24,822	118,819	101,069
Other income:
Gain on sale of real estate	1,560	—	1,777	2,051
Net income	$20,662	$15,539	$46,359	$57,923

Earnings per common share:
Basic	$0.22	$0.18	$0.49	$0.73
Diluted	$0.22	$0.18	$0.49	$0.72

Weighted-average number of common shares:
Basic	95,103	84,059	93,088	79,386
Diluted	95,144	84,084	93,098	79,392

Dividends declared per common share	$0.225	$0.205	$0.90	$0.82

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net income	$20,662	$15,539	$46,359	$57,923
Depreciation and amortization	13,063	11,539	51,822	45,766
Interest expense	6,916	6,678	28,125	27,860
Amortization of stock-based compensation	982	1,032	4,104	3,848
EBITDA	41,623	34,788	130,410	135,397
Impairment of real estate investments	—	—	16,692	—
Provision for loan losses	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	464	—	12,935	—
Property operating expenses	(84)	—	134	—
Gain on sale of real estate	(1,560)	—	(1,777)	(2,051)
Normalized EBITDA	$40,443	$34,788	$159,470	$133,346

Net income	$20,662	$15,539	$46,359	$57,923
Real estate related depreciation and amortization	13,046	11,520	51,755	45,664
Impairment of real estate investments	—	—	16,692	—
Gain on sale of real estate	(1,560)	—	(1,777)	(2,051)
Funds from Operations (FFO)	32,148	27,059	113,029	101,536
Provision for loan losses	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	464	—	12,935	—
Property operating expenses	(84)	—	134	—
Normalized FFO	$32,528	$27,059	$127,174	$101,536

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net income	$20,662	$15,539	$46,359	$57,923
Real estate related depreciation and amortization	13,046	11,520	51,755	45,664
Amortization of deferred financing fees	487	486	2,003	1,938
Amortization of stock-based compensation	982	1,032	4,104	3,848
Straight-line rental income	98	(702)	(1,385)	(2,333)
Impairment of real estate investments	—	—	16,692	—
Gain on sale of real estate	(1,560)	—	(1,777)	(2,051)
Funds Available for Distribution (FAD)	33,715	27,875	117,751	104,989
Provision for loan losses	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	464	—	12,935	—
Property operating expenses	(84)	—	134	—
Normalized FAD	$34,095	$27,875	$131,896	$104,989

FFO per share	$0.34	$0.32	$1.21	$1.28
Normalized FFO per share	$0.34	$0.32	$1.36	$1.28

FAD per share	$0.35	$0.33	$1.26	$1.32
Normalized FAD per share	$0.36	$0.33	$1.41	$1.32

Diluted weighted average shares outstanding [1]	95,340	84,324	93,328	79,582

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Revenues:
Rental income	$36,217	$38,347	$44,123	$31,577	$41,620
Tenant reimbursements	2,950	—	—	—	—
Independent living facilities	864	860	887	929	713
Interest and other income	330	451	1,191	808	1,895
Total revenues	40,361	39,658	46,201	33,314	44,228
Expenses:
Depreciation and amortization	11,539	11,902	13,437	13,420	13,063
Interest expense	6,678	6,860	7,285	7,064	6,916
Property taxes	2,950	826	456	1,025	741
Independent living facilities	738	707	719	806	666
Impairment of real estate investments	—	—	—	16,692	—
Provision for loan losses	—	—	—	1,076	—
General and administrative	2,917	3,310	4,606	3,502	3,740
Total expenses	24,822	23,605	26,503	43,585	25,126
Other income:
Gain on sale of real estate	—	—	—	217	1,560
Net income (loss)	$15,539	$16,053	$19,698	$(10,054)	$20,662

Diluted earnings per share	$0.18	$0.18	$0.21	$(0.11)	$0.22

Diluted weighted average shares outstanding	84,084	88,010	94,036	95,103	95,144

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019

Net income (loss)	$15,539	$16,053	$19,698	$(10,054)	$20,662
Depreciation and amortization	11,539	11,902	13,437	13,420	13,063
Interest expense	6,678	6,860	7,285	7,064	6,916
Amortization of stock-based compensation	1,032	994	1,147	981	982
EBITDA	34,788	35,809	41,567	11,411	41,623
Impairment of real estate investments	—	—	—	16,692	—
Provision for loan losses	—	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	—	—	—	12,471	464
Property operating expenses	—	—	—	218	(84)
Gain on sale of real estate	—	—	—	(217)	(1,560)
Normalized EBITDA	$34,788	$35,809	$41,567	$41,651	$40,443

Net income (loss)	$15,539	$16,053	$19,698	$(10,054)	$20,662
Real estate related depreciation and amortization	11,520	11,884	13,421	13,404	13,046
Impairment of real estate investments	—	—	—	16,692	—
Gain on sale of real estate	—	—	—	(217)	(1,560)
Funds from Operations (FFO)	27,059	27,937	33,119	19,825	32,148
Provision for loan losses	—	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	—	—	—	12,471	464
Property operating expenses	—	—	—	218	(84)
Normalized FFO	$27,059	$27,937	$33,119	$33,590	$32,528

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019

Net income (loss)	$15,539	$16,053	$19,698	$(10,054)	$20,662
Real estate related depreciation and amortization	11,520	11,884	13,421	13,404	13,046
Amortization of deferred financing fees	486	541	487	488	487
Amortization of stock-based compensation	1,032	994	1,147	981	982
Straight-line rental income	(702)	(463)	(474)	(546)	98
Impairment of real estate investments	—	—	—	16,692	—
Gain on sale of real estate	—	—	—	(217)	(1,560)
Funds Available for Distribution (FAD)	27,875	29,009	34,279	20,748	33,715
Provision for loan losses	—	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	—	—	—	12,471	464
Property operating expenses	—	—	—	218	(84)
Normalized FAD	$27,875	$29,009	$34,279	$34,513	$34,095

FFO per share	$0.32	$0.32	$0.35	$0.21	$0.34
Normalized FFO per share	$0.32	$0.32	$0.35	$0.35	$0.34

FAD per share	$0.33	$0.33	$0.36	$0.22	$0.35
Normalized FAD per share	$0.33	$0.33	$0.36	$0.36	$0.36

Diluted weighted average shares outstanding [1]	84,324	88,266	94,292	95,313	95,340

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	December 31, 2019	December 31, 2018
Assets:
Real estate investments, net	$1,414,200	$1,216,237
Other real estate investments, net	33,300	18,045
Assets held for sale, net	34,590	—
Cash and cash equivalents	20,327	36,792
Accounts and other receivables, net	2,571	11,387
Prepaid expenses and other assets	10,850	8,668
Deferred financing costs, net	3,023	633
Total assets	$1,518,861	$1,291,762

Liabilities and Equity:
Senior unsecured notes payable, net	$295,911	$295,153
Senior unsecured term loan, net	198,713	99,612
Unsecured revolving credit facility	60,000	95,000
Accounts payable and accrued liabilities	14,962	15,967
Dividends payable	21,684	17,783
Total liabilities	591,270	523,515

Equity:
Common stock	951	859
Additional paid-in capital	1,162,990	965,578
Cumulative distributions in excess of earnings	(236,350)	(198,190)
Total equity	927,591	768,247
Total liabilities and equity	$1,518,861	$1,291,762

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$46,359	$57,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	51,866	45,783
Amortization of deferred financing costs	2,003	1,938
Amortization of stock-based compensation	4,104	3,848
Straight-line rental income	(1,385)	(2,333)
Adjustment for collectibility of rental income	11,774	—
Noncash interest income	(797)	(238)
Gain on sale of real estate	(1,777)	(2,051)
Interest income distribution from other real estate investment	463	—
Impairment of real estate investments	16,692	—
Provision for loan losses	1,076	—
Change in operating assets and liabilities:
Accounts and other receivables, net	(6,283)	(3,800)
Prepaid expenses and other assets	(495)	(270)
Accounts payable and accrued liabilities	2,695	(1,443)
Net cash provided by operating activities	126,295	99,357
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(321,458)	(111,640)
Improvements to real estate	(3,352)	(7,230)
Purchases of equipment, furniture and fixtures	(2,937)	(1,782)
Investment in real estate mortgage and other loans receivable	(18,246)	(5,648)
Principal payments received on real estate mortgage and other loans receivable	24,283	3,227
Repayment of other real estate investment	2,204	—
Escrow deposits for acquisitions of real estate	—	(5,000)
Net proceeds from sales of real estate	3,499	13,004
Net cash used in investing activities	(316,007)	(115,069)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	195,924	179,882
Proceeds from the issuance of senior unsecured term loan	200,000	—
Borrowings under unsecured revolving credit facility	243,000	65,000
Payments on unsecured revolving credit facility	(278,000)	(135,000)
Payments on senior unsecured term loan	(100,000)	—
Payments of deferred financing costs	(4,534)	—
Net-settle adjustment on restricted stock	(2,524)	(1,288)
Dividends paid on common stock	(80,619)	(62,999)
Net cash provided by financing activities	173,247	45,595
Net (decrease) increase in cash and cash equivalents	(16,465)	29,883
Cash and cash equivalents, beginning of period	36,792	6,909
Cash and cash equivalents, end of period	$20,327	$36,792

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					December 31, 2019
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	53.6%	$(4,089)		$295,911

Floating Rate Debt

Senior unsecured term loan	3.270%	[1]	2026		200,000	35.7%	(1,287)		198,713

Unsecured revolving credit facility	2.899%	[2]	2024	[3]	60,000	10.7%	—	[4]	60,000
	3.184%				260,000	46.4%	(1,287)		258,713

Total Debt	4.291%				$560,000	100.0%	$(5,376)		$554,624

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

Guidance

	Full Year 2020 Guidance
	Low	High
Net income	$0.76	$0.78
Real estate related depreciation and amortization	0.56	0.56
Funds from Operations (FFO)	1.32	1.34
Normalized FFO	$1.32	$1.34

Net income	$0.76	$0.78
Real estate related depreciation and amortization	0.56	0.56
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	0.00	0.00
Funds Available for Distribution (FAD)	1.38	1.40
Normalized FAD	$1.38	$1.40
Weighted average shares outstanding:
Diluted	95,557	95,557

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts, property operating expenses and gains or losses from dispositions of real estate or other real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation provide another view of performance. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts, and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.